UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2014

3D Pioneer Systems, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22, Hanover Square, west Central, London, United Kingdom, W1S 1JP
(Address of principal executive offices, including zip code)

0044-203-700-8925
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Unregistered Sales of Equity Securities

Memorandum of Understanding with Magic Firm

On March 24, 2014, 3D Pioneer Systems, Inc., a Nevada corporation (the "Corporation"), entered into a non-binding memorandum of understanding ("MOU") with Magic Firm, a manufacturing company registered in Hangzhou, China.  Pursuant to the MOU, the parties desire to enter into a definitive agreement in which Magic Firm will deliver, upon instructions based on company's design, hardware and software development work, final prototypes of "Wyatt", the Corporation's first 3D printer and "Whip", the Corporation's web enable printing controller. The Corporation has issued a press release as included herein as Exhibit 99.1.

Development Agreement with Malta College of Arts, Science & Technology

Effective February 5, 2014, the Corporation entered into a Development Agreement (the "Agreement") with the Malta College of Arts, Science & Technology ("MCAST").  Pursuant to the Agreement, students of MCAST, who are enrolled in the "Animation Techniques for Interactivity in Art and Design", will help to develop animations for an upcoming mobile gaming app being developed by the Corporation, which will be called "Baroon."  At the end of the term, the Corporation will donate 3,000 Euro to MCAST.  The Corporation has issued a press release as included herein as Exhibit 99.2.

Formation of Subsidiaries

The Corporation has formed two wholly owned subsidiaries, 3D Pioneer Systems Malta (Holding) Ltd. and 3D Pioneer Systems Malta 1 Ltd., under the laws of Malta.  The Corporation intends on using such wholly owned subsidiaries to expand upon the Corporation's current business plans.

 Item 9.01                          Financial Statements and Exhibits

(d) Exhibits.

Ex. 99.1	Press Release regarding Memorandum of Understanding
Ex. 99.2	Press Release regarding Development Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Alexandros Tsingos
Alexandros Tsingos, CEO

Dated: March 26, 2014